UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2026

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, Richard F. Pops, Chairman and Chief Executive Officer of Alkermes plc (the “Company”), notified the Company’s board of directors (the “Board”) of his decision to retire from his position of Chief Executive Officer, effective July 31, 2026, following a distinguished 35 years of service in this role.

To support the Company during this transition, Mr. Pops will serve as a Senior Advisor to the Company through December 31, 2026 (the “Senior Advisor Service Term”) and will remain on the Board, serving as non-executive Chairman.

The Board thanks Mr. Pops for his visionary leadership, his dedicated service and invaluable contributions to the Company’s growth and success, and his continued commitment to the Company through his transition and beyond.

On February 24, 2026, the Board appointed Blair C. Jackson, the Company’s current Executive Vice President, Chief Operating Officer, to serve as the Company’s Chief Executive Officer, effective August 1, 2026, following Mr. Pops’ retirement. Mr. Jackson, age 53, has served as the Company’s Executive Vice President, Chief Operating Officer since January 2021, leading the Company’s global operations, quality, information technology, business development and corporate planning functions. He also served as interim principal financial officer of the Company from February 2024 to September 2025. Prior to assuming his current position, Mr. Jackson served in various strategic, scientific and corporate roles of increasing responsibility within the Company, including most recently as Senior Vice President, Corporate Planning of Alkermes, Inc., a subsidiary of the Company, from July 2018 to January 2021. Mr. Jackson earned a Bachelor of Arts in Biochemistry from the University of Calgary, a Bachelor of Arts in Chemical Engineering and a Master of Business Administration from the University of Alberta, and a Master of Science in Chemical Engineering practice from the Massachusetts Institute of Technology.

Mr. Jackson has not entered into any material plan, contract, arrangement or amendment in connection with this appointment. There are no family relationships between Mr. Jackson and any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer of the Company, and Mr. Jackson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are also no arrangements or understandings between Mr. Jackson and any other person pursuant to which Mr. Jackson was selected as an officer of the Company.

In connection with Mr. Pops’ retirement, on February 24, 2026, Mr. Pops entered into a letter agreement with the Company (the “Letter Agreement”) to memorialize the terms of his continued service as a Senior Advisor to the Company and non-executive Chairman of the Board. Pursuant to the Letter Agreement, Mr. Pops will be eligible to receive (i) a monthly cash retainer of $75,000 while serving as a Senior Advisor, (ii) a fiscal year 2026 annual cash bonus, expected to be paid in the first quarter of 2027, at the target level, pro-rated to reflect his service as Chief Executive Officer during fiscal year 2026, (iii) in lieu of a 2026 annual equity award, a time-based restricted stock unit award for fiscal year 2026, with a grant value of $2,687,500.00, which is consistent with Mr. Pops’ fiscal year 2025 annual equity incentive award, pro-rated to twelve-forty eighths (12/48) of such grant value to reflect Mr. Pops’ service during fiscal year 2026 through the Senior Advisor Service Term and scheduled to vest on December 31, 2026, and (iv) for his service as non-executive Chairman, an annual retainer of $40,000, pro-rated to reflect his term of service as non-executive Chairman. While serving on the Board, Mr. Pops’ outstanding equity awards will continue to vest in accordance with their terms based on his continued service relationship with the Company, and Mr. Pops will participate in the Company’s non-employee director cash compensation program. Upon the expiration of Mr. Pops’ service on the Board, (i) his outstanding time-based stock options that were scheduled to vest during the 21-month period following his service on the Board (the “Post-Service Vesting Period”) will vest, (ii) his performance-based stock options will remain outstanding during the Post-Service Vesting Period and will vest, if at all, based on actual performance (but will expire no later than the expiration date set forth in such stock options) and (iii) his 2025 performance-based restricted stock unit awards that were scheduled to vest during the Post-Service Vesting Period will remain outstanding and will vest, if at all, based on actual performance during the applicable performance period. In addition, upon the expiration of Mr. Pops’ service on the Board, the post-termination exercise periods of Mr. Pops’ outstanding stock options will be extended to the earlier of (i) the end of the Post-Service Vesting Period and (ii) the original expiration date of the applicable stock option. In the event of a change in control or sale event with respect to the Company following Mr. Pops’ service on the Board and prior to the end of the Post-Service Vesting Period, his outstanding equity awards will become fully vested immediately prior to the closing of such transaction, with any performance-based vesting conditions determined in accordance with the terms of the applicable awards. Mr. Pops will also be reimbursed up to $60,000 in legal fees incurred in connection with the leadership transition.

Item 7.01 Regulation FD Disclosure.

On February 25, 2026, the Company issued a press release announcing Mr. Pops’ retirement as Chief Executive Officer of the Company and Mr. Jackson’s appointment as the incoming Chief Executive Officer of the Company, following Mr. Pops’ retirement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information in this Item 7.01, and in Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Alkermes plc dated February 25, 2026.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: February 25, 2026	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary